EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                        APPLIED SPORTS TECHNOLOGIES INC.


      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Applied Sports Technologies Inc.

      2. The certificate of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

            "FIRST: The name of the Corporation is: sportstrac.com, inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


      DATED as of the 2nd day of December, 1998.


                                       /s/ Marc R. Silverman
                                       -----------------------------------------
                                       Marc R. Silverman, President